Filed Pursuant to Rule 424(b)(3)
Registration no. 333-252568

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2023

Prospectus supplement

(To prospectus dated February 12, 2021)

2,630,700 shares

Ryerson Holding Corporation

Common stock

RYPS, LLC (the “selling stockholder”) is offering 2,630,700 shares of common stock, par value $0.01 per share (the “common stock”), of Ryerson Holding Corporation, as described in this prospectus supplement and the accompanying prospectus. We are not selling any shares in this offering and we will not receive any proceeds from the sale of shares by the selling stockholder. We will bear all of the offering expenses other than the underwriting discounts and commissions.

Subject to certain conditions, we have agreed to repurchase directly from the selling stockholder 1,369,300 shares of common stock as part of our existing stock repurchase program (the “Stock Repurchase”) for a price per share approximately equal to the price per share at which the underwriter has agreed to purchase shares of common stock from the selling stockholder. The completion of the Stock Repurchase is expected to occur concurrently with the closing of this offering. This offering is not conditioned upon the completion of the Stock Repurchase, and we cannot provide any assurance that the Stock Repurchase will occur on the terms and timeline as contemplated herein, or at all. Nothing in this prospectus supplement and/or the accompanying prospectus shall constitute an offer to purchase or repurchase by us of our common stock. See “Summary — Recent developments — Concurrent Share Repurchase,” beginning on page S-5 of this prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “RYI.” The last reported sale price of our common stock on May 3, 2023 was $37.95 per share.

The underwriter has agreed to purchase the shares of common stock from the selling stockholder at a price of $         per share (representing $        million of proceeds, before estimated offering expenses). The underwriter may offer the shares of common stock purchased from the selling stockholder from time to time for sale in one or more transaction to purchasers, directly or through agents, or through brokers in brokerage transactions, on the NYSE, in the over-the-counter market, or through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. See “Underwriting.”

Investing in our common stock involves risks. See “Risk factors” on page S-9 of this prospectus supplement and any other risk factors included in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to purchasers on or about May    , 2023.

Sole Book-Running Manager

J.P. Morgan

May    , 2023

Prospectus supplement

About this prospectus supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement (File No. 333-252568) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration statement, we and the selling stockholder may offer and sell the securities described in the accompanying prospectus in one or more offerings. The shelf registration statement covering the shares offered by the selling stockholder became effective on February 12, 2021. We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering, and both this prospectus supplement and the accompanying prospectus include important information about us, the selling stockholder, our common stock and other information you should know before investing in our common stock. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

This prospectus supplement may also add, update and change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information contained in this prospectus supplement as the statement in the document having the later date modifies or supersedes the earlier statement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where you can find more information” and “Incorporation by reference.”

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy our common stock other than our common stock described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy our common stock in any circumstances in which such offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus filed by us with the Securities Exchange Commission, or SEC. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We, the selling stockholder and the underwriter have not authorized anyone to provide you with different or additional information other than what is contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We, the selling stockholder and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We, the selling stockholder and the underwriter will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We further note that the representations, warranties and covenants made by us, the selling stockholder or the underwriter in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “we,” “us,” “our,” the “Company” and “Ryerson” refer to Ryerson Holding Corporation and its direct and indirect subsidiaries, except as expressly stated otherwise or unless the context requires otherwise.

Disclosure regarding forward-looking statements

(Cautionary statements under the Private Securities Litigation Reform Act of 1995)

This prospectus supplement and the accompanying prospectus, including information incorporated by reference, contains “forward-looking statements.” Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those anticipated or implied in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are:

•	highly cyclical fluctuations resulting from, among others, seasonality, market uncertainty, and costs of goods sold;

•	remaining competitive and maintaining market share in the highly competitive and fragmented metals distribution industry;

•	managing the costs of purchased metals relative to the price at which we sell our products during periods of rapid price escalation or deflation;

•	the management of inventory and other costs and expenses;

•	customer, supplier, and competitor consolidation, bankruptcy, or insolvency;

•	the impairment of goodwill that could result from, among other things, volatility in the markets in which we operate;

•	the impact of geopolitical events, including Russia’s invasion of Ukraine and global trade sanctions;

•	future funding for postretirement employee benefits may require substantial payments from current cash flow;

•	the failure to effectively integrate newly acquired operations;

•	the regulatory and other operational risks associated with our operations located outside of the United States (“U.S.”);

•	the ability of management to focus on North American and foreign operations;

•	currency fluctuations in the U.S. dollar versus the Canadian dollar, the Chinese renminbi, the Mexican peso, and the Hong Kong dollar;

•	the adequacy of our efforts to mitigate cyber security risks and threats;

•	reduced production schedules, layoffs or work stoppages by our own, our suppliers’, or customers’ personnel;

•	certain employee retirement benefit plans are underfunded and the actual costs could exceed current estimates;

•	prolonged disruption of our processing centers;

•	the ability to retain and attract management and key personnel;

•	our risk management strategies may result in losses;

•	the incurrence of substantial costs or liabilities to comply with, or as a result of violations of, environmental laws;

•	the impact of new or pending litigation against us;

•	the risk of product liability claims;

•	our indebtedness and the covenants in instruments governing such indebtedness;

•	the ability to comply with the terms of our asset-based credit facility; and

•	the ownership of a significant portion of our equity securities by a single investor group.

These risks and uncertainties could cause actual results to differ materially from those suggested by the forward- looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this prospectus supplement under “Risk factors” and in the documents we file from time to time with the SEC that are incorporated by reference in this prospectus supplement or any accompanying prospectus. Moreover, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to revise or publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

Summary

The following summary highlights information about us and this offering that is included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus supplement and the accompanying prospectus, including information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, before deciding to invest in our common stock. Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See “Disclosure regarding forward-looking statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk factors” and other sections of this prospectus supplement.

About Ryerson

We are one of the largest value-add processors and distributors of industrial metals in North America measured in terms of sales. We have approximately 4,200 employees across 96 facilities in North America and four facilities in China. Through this network we serve approximately 40,000 customers across a wide range of manufacturing end-markets. Our customers range from local, independently owned fabricators and machine shops to large, international original equipment manufacturers. We carry a full line of nearly 75,000 products in stainless steel, aluminum, carbon steel, and alloy steels and a limited line of nickel and red metals in various shapes and forms. In addition to our metals products, we offer numerous value-added processing and fabrication services, and nearly 80% of the products we sell are processed to meet customer requirements.

Recent developments

Concurrent Share Repurchase

In a privately negotiated transaction, we entered into a share repurchase agreement, dated May 3, 2023, with the selling stockholder pursuant to which we have agreed to repurchase directly from the selling stockholder 1,369,300 shares of common stock as part of our existing stock repurchase program for a price per share approximately equal to the price per share at which the underwriter has agreed to purchase shares of common stock from the selling stockholder. The completion of the Stock Repurchase is subject to certain conditions and is expected to occur concurrently with the closing of this offering. This offering is not conditioned upon the completion of the Stock Repurchase, and we cannot provide any assurance that the Stock Repurchase will occur on the terms and timeline as contemplated herein, or at all. Nothing in this prospectus supplement and/or the accompanying prospectus, individually or taken in the aggregate, shall constitute an offer to purchase or repurchase by us of our common stock.

The terms and conditions of the Stock Repurchase were reviewed and approved by a special transaction committee of our board of directors, which is comprised solely of disinterested directors. We expect to fund the Stock Repurchase with cash on hand. Any shares of our common stock that we repurchase in the Stock Repurchase will be held as treasury stock by the Company.

Recent Dividend Declaration

On May 1, 2023, the Company’s board of directors declared a quarterly cash dividend of $0.18 per share, which is payable on June 15, 2023 to stockholders of record as of the close of business on June 1, 2023. See “Dividend policy” in this prospectus supplement and “Description of capital stock” in the accompanying prospectus for further information.

Corporate information

We are incorporated in the State of Delaware. Our principal executive offices are located at 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606 and our telephone number is (312) 292-5000. Our website is located at http://www.ryerson.com.

We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus supplement (except for the SEC filings expressly incorporated by reference herein), and such information should not be considered to be part of this prospectus supplement. You should not rely on any such information in making your decision whether to purchase shares of our common stock.

The offering

Common stock offered by the selling stockholder	2,630,700 shares of common stock

Concurrent Stock Repurchase	Subject to certain conditions, we have agreed to repurchase directly from the selling stockholder 1,369,300 shares of common stock as part of our existing stock repurchase program for a price per share approximately equal to the price per share at which the underwriter has agreed to purchase shares of common stock from the selling stockholder. The completion of the Stock Repurchase is expected to occur concurrently with the closing of this offering. This offering is not conditioned upon the completion of the Stock Repurchase and we cannot provide any assurance that the Stock Repurchase will occur on the terms and timeline as contemplated herein, or at all. Nothing in this prospectus supplement and/or the accompanying prospectus shall constitute an offer to purchase or repurchase by us of our common stock. See “Summary — Recent developments — Concurrent Share Repurchase.”

Common stock to be outstanding immediately following this offering without giving effect to the Stock Repurchase	35,768,337 shares

Use of proceeds	The selling stockholder will receive all of the net proceeds from the sale of the shares of our common stock in this offering. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. See “Use of proceeds.”

We will pay all expenses in connection with the offering of the shares of our common stock to be offered by the selling stockholder under this prospectus supplement, except that the selling stockholder will pay any underwriting discounts and selling commissions incurred by them in connection with such sales. See “Underwriting.”

Risk factors	You should read the “Risk factors” section of this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Recent dividend declaration; Dividend policy	On May 1, 2023, our Board of Directors declared a cash dividend of $0.18 per share on the outstanding shares of our common stock, which will be paid on June 15, 2023 to holders of our common stock of record at the close of business on June 1, 2023. See “Description of capital stock” in the accompanying prospectus. See “Dividend policy.”

Any declaration and payment of cash dividends on our common stock in the future, whether at current levels or at all, will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions, including under the Credit Agreement, dated as of July 24, 2015, among Ryerson, as Company, Joseph T. Ryerson & Son, Inc. (“JT Ryerson”), as Lead Borrower, the other Borrowers party thereto from time to time, and Bank of America, N.A., as the administrative agent and collateral agent, (as amended by Amendment No. 1, dated as of November 16, 2016, Amendment No. 2, dated as of June 28, 2018, Amendment No. 3, dated as of September 23, 2019, Amendment No. 4, dated November 5, 2020, Amendment No. 5 dated June 29, 2022, and as further amended and restated, modified and supplemented from time to time, the “Ryerson Credit Facility”), and other factors deemed relevant by our Board of Directors. Many of these factors are beyond our control and a change in any of these factors could adversely impact our ability to continue paying regular dividends. See “Dividend policy.”

New York Stock Exchange symbol	“RYI”

The number of shares of common stock to be outstanding before and after this offering is based on 35,768,337 shares of our common stock outstanding as of May 3, 2023, which excludes:

•

815,225 shares of our common stock subject to performance units, which vest depending on continued employment or service and the level of attainment of certain performance metrics, outstanding as of May 3, 2023;

•	390,829 shares of our common stock in respect of restricted stock units, which vest depending on continued employment or service, outstanding as of May 3, 2023; and

•	2,144,787 shares of our common stock reserved for future issuance or grant under our 2014 Omnibus Incentive Plan, as of May 3, 2023.

Risk factors

Investing in our common stock involves significant risks. Please see the risk factors below and under the heading “Risk factors” in the accompanying prospectus and in our most recently filed Annual Report on Form 10-K, as revised or supplemented by our Quarterly Report on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks related to this offering

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our common stock could incur substantial losses.

During the 12 months prior to the date of this prospectus supplement, our common stock has traded at a low of $18.68 and a high of $41.89. From the beginning of 2023 through May 3, 2023, our common stock has traded at a low of $29.85 and a high of $41.89. We may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance or prospects.

As a result of this volatility, investors may experience losses on their investment in our common stock. The market price for our common stock may be influenced by many factors, including the following:

•	investor reaction to our business strategy;

•	the success of competitive products or technologies;

•

any developments with respect to our pursuit of strategic alternatives, including a potential sale or merger of the Company, sale of part of the Company, strategic minority investment, or licensing and other transactions;

•	changes in regulatory or industry standards applicable to our products;

•	variations in our financial and operating results or those of companies that are perceived to be similar to us;

•	developments concerning our collaborations or partners;

•	developments or disputes with any third parties that supply, manufacture, sell or market any of our products;

•	actual or perceived defects in any of our products, if commercialized, and any related product liability claims;

•	our ability or inability to raise additional capital and the terms on which we raise it;

•	declines in the market prices of stocks generally;

•	trading volume of our common stock;

•	sales of our common stock by us or our stockholders;

•	general economic, industry and market conditions, including geopolitical risk tied to the war in Ukraine, energy market conditions in Europe and inflation; and

•

other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

Since the stock price of our common stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current levels or that future sales of our common stock will not be at prices lower than those sold to investors.

Future sales, or the perception of future sales, of our common stock in the public market could lower our share price.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the public markets after this offering or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities at a time and at a price that we deem appropriate.

The selling stockholder, our directors and certain of our officers and stockholders have agreed with the underwriter, subject to certain exceptions, not to offer or sell, dispose of or hedge, directly or indirectly, any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is 45 days from the date of this prospectus supplement, except with the prior written consent of the underwriter. See “Underwriting” for a description of these lock-up agreements. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

We may not continue paying a regular dividend, and the failure to do so could adversely affect the market price of our common stock, and you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We recently commenced declaring cash dividends, including most recently on May 1, 2023 to holders of our common stock of record at the close of business on June 1, 2023. See “Dividend policy.”

The declaration and payment of any regular cash dividends on our common stock in the future, whether at current levels or at all, will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions, including under the Ryerson Credit Facility, and other factors deemed relevant by our Board of Directors, as well as applicable law. Many of these factors are beyond our control and a change in these factors could adversely impact our ability to continue paying regular dividends. In addition, the terms of any additional debt we incur in the future, in certain circumstances, may limit our ability to pay dividends.

A failure by us to continue paying regular dividends could adversely affect the market price of our common stock. In addition, if future cash dividends are not paid, then any return on your investment in our common stock will be solely dependent upon the appreciation of the price of our common stock on the open market, which may not occur. Accordingly, in such an event, the stockholders may need to sell their shares of our common stock to realize a return on their investment, and stockholders may not be able to sell their shares at or above the price they paid for them.

Our corporate documents and Delaware law contain provisions that could discourage, delay or prevent a change in control of the Company.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may make the acquisition of our company more difficult without the approval of our Board of Directors. These provisions:

•	establish a classified Board of Directors so that not all members of our Board of Directors are elected at one time;

•

authorize the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include super voting, special approval, dividend, or other rights or preferences superior to the rights of the holders of common stock;

•	provide that the Board of Directors is expressly authorized to make, alter, or repeal our amended and restated bylaws;

•	prohibit stockholders from acting by written consent if less than a majority of the voting power of our outstanding stock is controlled by affiliates of Platinum Equity, LLC (“Platinum”); and

•	establish advance notice requirements for nominations for elections to our Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These anti-takeover provisions and other provisions under Delaware law could discourage, delay, or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors of their choosing and to cause us to take other corporate actions they desire.

Any issuance of preferred stock could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our common stock.

Our Board of Directors will have the authority to issue preferred stock and to determine the preferences, limitations, and relative rights of shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend, and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our common stock at a premium over the market price, and adversely affect the market price and the voting and other rights of the holders of our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. As of the date hereof, the Company has an effective registration statement on Form S-3, under which the Company and the selling stockholder may conduct offerings and sales of shares of common stock from time to time. The issuance of any additional shares of common or convertible securities could be substantially dilutive to shareholders of our common stock. Moreover, to the extent that we issue restricted stock units, performance units, or warrants to purchase our common stock in the future and those warrants are exercised or as the restricted stock units and performance units vest, our shareholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, our share price and trading volume could decline.

The trading market for our shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our share price could decline.

Following this offering, Platinum will continue to have significant influence over us, and its interests may conflict with ours or yours in the future.

Because Platinum will beneficially own approximately 25.98% of our outstanding common stock following this offering without giving effect to the Stock Repurchase, it will continue to be able to strongly influence or effectively control our policies and operations, including the appointment of management, future issuances of our common stock or other securities, the payment of dividends, if any, on our common stock, the incurrence or modification of debt by us, amendments to our amended and restated certificate of incorporation and amended and restated bylaws, and the entering into of extraordinary transactions, and its interests may not in all cases be aligned with your interests. In addition, Platinum may have an interest in pursuing acquisitions, divestitures, and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you.

Platinum is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us.

So long as Platinum continues to own a significant amount of the outstanding shares of our common stock, even though such amount will be less than 50%, it will be able to have a substantial impact on the outcome of all matters requiring stockholder approval and will be able to influence a decision regarding a change of control or a change in the composition of our board of directors and could preclude any unsolicited acquisition of the Company. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of the Company and ultimately might affect the market price of our common stock. Additionally, the Company is party to an investor rights agreement with Platinum which, based on the current size of the board of directors of the Company, after giving effect to this offering and excluding any impact of the Stock Repurchase, will give Platinum the right to nominate up to three directors of the Company.

Use of proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder identified in this prospectus supplement. The selling stockholder will receive all of the net proceeds from the sale of these shares. See “Selling stockholder.”

We will pay all expenses in connection with the offering of the shares of our common stock to be offered by the selling stockholder under this prospectus supplement, except that the selling stockholder will pay any underwriting discounts and selling commissions incurred by them in connection with such sales. See “Underwriting.”

Dividend policy

In August 2021, the Company announced the initiation of quarterly cash dividends and paid its first quarterly dividend in September of that year. On May 1, 2023, the Company’s board of directors declared a quarterly cash dividend of $0.18 per share, which is payable on June 15, 2023 to stockholders of record as of the close of business on June 1, 2023.

Any declaration and payment of cash dividends on our common stock in the future, whether at current levels or at all, will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions, including under the Ryerson Credit Facility, and other factors deemed relevant by our Board of Directors. See “Risk factors — We may not continue paying a regular dividend, and the failure to do so could adversely affect the market price of our common stock, and you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.” See “Description of capital stock” in the accompanying prospectus.

Selling stockholder

The following table sets forth (i) the name of the selling stockholder, (ii) the number of shares and percentage of common stock beneficially owned by or attributable to the selling stockholder immediately prior to this offering of common stock by the selling stockholder, without giving effect to the Stock Repurchase (which includes the shares offered by this prospectus supplement and which was prepared based on information supplied to us by the selling stockholder as of May 3, 2023), (iii) the number of shares of common stock offered hereby and registered by the registration statement of which this prospectus supplement is a part and (iv) the number of shares and percentage of common stock to be beneficially owned by the selling stockholder after the maximum number of shares being offered hereby are sold and excluding the impact of the Stock Repurchase, which assumes that all shares of common stock covered by this prospectus supplement will be sold by the selling stockholder and that no additional shares of common stock of the Company are subsequently bought or sold by the selling stockholder. However, because the selling stockholder may offer from time to time all, some or none of its shares of common stock under the prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares of common stock that will be sold by the selling stockholder or that will be held by the selling stockholder after completion of the sales. In addition, we do not know how long the selling stockholder will hold its shares before selling them.

“Beneficial ownership” is determined in accordance with the rules of the SEC and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of May 3, 2023.

After giving effect to this offering and excluding any impact of the Stock Repurchase, and based on the current size of our board of directors, Platinum will have the right to designate for nomination to our board up to three directors. For more information on the Investor Rights Agreement and a discussion of material relationships between us and the selling stockholder within the past three years, please see “Related Party Transactions” in our 2023 Proxy.

Unless otherwise indicated, the Company believes that the persons named in the table below have sole voting and investment power with respect to all shares of voting stock beneficially owned by them. Except as described in the footnotes to the following table and in the reports incorporated by reference herein, the persons named in the table have not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus supplement. See “Where you can find more information” and “Incorporation by reference.” The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the persons named below.

In the table below, the percentage of shares beneficially owned is based on 35,768,337 shares of our common stock outstanding as of May 3, 2023, determined in accordance with Rule 13d-3 under the Exchange Act.

	Ownership Prior to this Offering			Ownership After the Covered Shares are Sold Pursuant to this Offering(1)
Name	Number of Shares	Percent	Shares of Common Stock Covered by this Prospectus Supplement	Number of Shares	Percent
RYPS, LLC, an affiliate of Platinum(2)	11,924,478	33.34%	2,630,700	9,293,778	25.98%

(1)	Excludes any impact of the Stock Repurchase described in “Summary — Recent Developments —Concurrent Share Repurchase.”
(2)

The selling stockholder is the record holder of 11,924,478 shares of our Common Stock. Tom Gores is the manager of Platinum Equity, LLC, which is the sole member of Platinum Equity Investment Holdings, LLC, which is the sole member of Platinum Equity Investment Holdings IC (Cayman), LLC which is the general partner of Platinum Equity InvestCo, L.P., which is the sole member of Platinum Equity Investment Holdings II, LLC, which is the senior managing member of Platinum Equity Partners II, LLC, which is the general partner of members controlling a majority of the membership interest of the selling stockholder. By virtue of these relationships, each of these entities and Mr. Gores may be deemed to share beneficial ownership of the securities held of record by the selling stockholder. The business address of each of the entities named herein and Mr. Gores is 360 North Crescent Drive, South Building, Beverly Hills, California 90210.

Material U.S. federal income and estate tax considerations for non-U.S. holders

The following is a general discussion of material U.S. federal income and estate tax considerations related to the acquisition, ownership and disposition of our common stock by non-U.S. holders (defined below), but is not a complete analysis of all the potential U.S. federal income and estate tax consequences relating thereto. Except where noted, this summary deals only with common stock that is purchased by a non-U.S. holder from the selling stockholder pursuant to this offering and is held as a capital asset by the non-U.S. holder. A “non-U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes any of the following:

•	a nonresident alien individual;

•	a corporation created or organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia;

•	an estate other than one the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust other than a trust if (A) with respect to which a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions, or (B) that has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year. Such an individual should consult his or her tax advisor regarding the U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of common stock.

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant in light of a non-U.S. holder’s special tax status or special circumstances. Furthermore, the discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, each possibly with retroactive effect. U.S. expatriates, banks or other financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons subject to the alternative minimum tax, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, partnerships or other pass-through entities for U.S. federal income tax purposes, and investors in such entities, persons subject to special tax accounting rules under Section 451(b) of the Code and investors that hold common stock as part of a hedge, straddle or conversion transaction are among those categories of potential investors that may be subject to special rules not covered in this discussion. This discussion does not address any U.S. federal tax consequences other than income and estate tax consequences or any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Accordingly, each non-U.S. holder should consult its tax advisors regarding the U.S. federal, state, local and non-U.S. income, estate and other tax consequences of acquiring, holding and disposing of shares of our common stock.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner therein will generally depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that are considering an investment in common stock and partners in such partnerships should consult their respective tax advisors with respect to the U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of common stock.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF COMMON STOCK PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICATION OF OTHER FEDERAL TAX LAWS, FOREIGN, STATE AND LOCAL LAWS, AND TAX TREATIES.

Dividends

Distributions in cash or other property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s adjusted basis in the common stock (determined on a share by share basis), but not below zero, and then the excess, if any, will be treated as gain from the sale of common stock, as described below.

Amounts paid to a non-U.S. holder that are treated as dividends for U.S. federal income tax purposes generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder generally must provide a valid Internal Revenue Service (“IRS”) Form W-8BEN-E or W-8BEN or other successor form certifying qualification for the reduced rate.

Unless an applicable income tax treaty provides otherwise, dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder are exempt from such withholding tax. In order to obtain this exemption, a non-U.S. holder must provide a valid IRS Form W-8ECI or other applicable form properly certifying such exemption. Effectively connected dividends will generally be subject to regular U.S. federal income tax in the same manner as if the non-U.S. holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to a “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its earnings and profits attributable to its effectively connected income, subject to adjustments.

Gain on disposition of common stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized upon a sale or other disposition of common stock unless:

•	the gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the United States; or

•

we are or have been a U.S. real property holding corporation (“USRPHC”), as defined below, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter (the “relevant period”).

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above generally will be subject to regular U.S. federal income tax in the same manner as if the non-U.S. holder were a U.S. resident and, in the case of non-U.S. holders taxed as corporations, the branch profits tax described above may also apply.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.

We believe that we are not, and currently do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that our current analysis is correct or that we will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from a sale or other taxable disposition of our common stock by a non-U.S. holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of such regularly traded common stock throughout the relevant period.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of common stock. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under an income tax treaty generally will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against its U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

U.S. federal estate tax

Shares of common stock held (or deemed held) by an individual who is a non-U.S. holder at the time of his or her death will generally be included in such non-U.S. holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

FATCA withholding requirements

Pursuant to Sections 1471 through 1474 of the Code (“FATCA”), we may be required to withhold U.S. federal tax at the rate of 30% on payments of dividends made to non-U.S. financial institutions and certain other non-U.S. nonfinancial entities (regardless of whether such financial institution or other entity is the beneficial owner or an intermediary) unless such non-U.S. financial institutions or other entities satisfy certain reporting and withholding requirements. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Current provisions of the Code and U.S. Treasury regulations that govern FATCA withholding treat gross proceeds from the sale or other disposition of stock that produce U.S.-source dividends (such as the common stock) as subject to FATCA withholding. However, under proposed U.S. Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding.

Prospective holders of our common stock should consult with their tax advisors regarding the possible implications of this legislation on an investment in our common stock.

Underwriting

J.P. Morgan Securities LLC is acting as the underwriter for this offering named below (the “underwriter”). Subject to the terms and conditions in the underwriting agreement between us, the selling stockholder and the underwriter, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholder, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares set forth opposite its name in the following table:

Underwriter	Numbers of shares
J.P. Morgan Securities LLC	2,630,700

Total	2,630,700

Subject to certain conditions, we have agreed to repurchase directly from the selling stockholder 1,369,300 shares of common stock as part of our existing stock repurchase program for a price per share approximately equal to the price per share at which the underwriter has agreed to purchase shares of common stock from the selling stockholder. The completion of the Stock Repurchase is expected to occur concurrently with the closing of this offering. This offering is not conditioned upon the completion of the Stock Repurchase and we cannot provide any assurance that the Stock Repurchase will occur on the terms and timeline as contemplated herein, or at all. Nothing in this prospectus supplement and/or the accompanying prospectus shall constitute an offer to purchase or repurchase by us of our common stock.

In addition, in the underwriting agreement, we and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Subject to certain conditions, the underwriter is purchasing the shares of common stock from the selling stockholder at a price of $        per share (representing $        million of proceeds, before estimated offering expenses). The underwriter may offer the shares of common stock purchased from the selling stockholder from time to time for sale in one or more transaction to purchasers, directly or through agents, or through brokers in brokerage transactions, on the NYSE, in the over-the-counter market, or through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter sells shares may be deemed underwriting compensation. The underwriter may offer and sell shares through certain of their affiliates. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We estimate that the expenses for this offering of common stock by the selling stockholder (other than the underwriting discounts and commissions set forth in the table above) will be approximately $        , which shall be payable by us. In addition, while we have agreed to pay certain offering expenses for the selling stockholder incurred in connection with this offering, the selling stockholder will bear all commissions and discounts, if any, from their sale of our common stock pursuant to this prospectus supplement. See “Use of proceeds.” All of such expenses related to this offering will be paid for or otherwise borne by Ryerson out of available cash on our balance sheet.

We have agreed that, without the prior written consent of the underwriter, other than in connection with the Stock Repurchase, we will not, during the period ending 45 days after the date of this prospectus supplement (the “restricted period”):

•

directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or file any registration statement under the Securities Act with respect to any of the foregoing; or

•

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, whether any such swap or transaction described in this or the immediately preceding bullet is to be settled by delivery of common stock or such other securities, in cash or otherwise.

In addition to certain limited exceptions, the restrictions described in the immediately preceding paragraph do not apply to certain transactions, including, among other things: the shares to be sold in this offering, issuances of shares of common stock pursuant to our employee benefit plans, non-employee director stock plans or dividend reinvestment plans.

Further subject to limited exceptions, our directors and executive officers and certain of our stockholders, including the selling stockholder, have agreed that, without the prior written consent of the underwriter, they will not, during the restricted period:

•

directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, whether now owned or hereafter acquired by the director, executive officer or shareholder or with respect to which the director, executive officer or shareholder has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing; or

•

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, whether any such swap or transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to certain transactions, including, among other things: transfers of common stock as a bona fide gift or gifts; transfers of common stock to any trust for the direct and indirect benefit of the holder or the holder’s immediate family members; transfers of common stock to limited partners, members or stockholders of the holder; transfers of common stock to the holder’s affiliates or to any investment fund or other entity controlled or managed by the holder; transfers of common stock upon death by will or intestacy; transfers of common stock to the Company in connection with a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, on a “cashless” or “net exercise” basis or to cover tax withholding in connection with such vesting or exercise; transfers of common stock pursuant to any contract, instruction or plan complying with Rule 10b5-1 under the Exchange Act; transfers of common stock to a spouse or former spouse pursuant to a qualified domestic order or as a result of a divorce settlement; or bona fide sales of the common stock to the Company pursuant to, and in accordance with, the Stock Repurchase by the Company (in each case, subject to certain filing and lock-up travel requirements as further described in the applicable lock-up agreements).

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

The shares are listed on the NYSE under the symbol “RYI”.

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of the shares of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of the shares of our common stock, which involves the sale by the underwriter of a greater number of shares of our common stock than they are required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock. These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, they may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage activities.

The underwriter and its affiliates have engaged in, and may in the future engage in, commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received, or may in the future receive, customary fees and reimbursement of expenses. The underwriter or its affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriter and its affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. In addition, a certain affiliate of the underwriter is a lender, arranger and syndication agent under the Ryerson Credit Facility, and has received and may continue to receive customary fees and expenses in connection therewith.

In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours and/or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company, the selling stockholder or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

We, the underwriter and our and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no shares have been offered or will be offered pursuant to this offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares shall require the us, the selling stockholder or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

We, the underwriter and our and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance

(Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers in Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Legal matters

The validity of shares of our common stock offered by this prospectus supplement will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Cahill Gordon & Reindel LLP, New York, New York.

Experts

The consolidated financial statements of Ryerson Holding Corporation appearing in Ryerson Holding Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2022, including schedule appearing therein, and the effectiveness of Ryerson Holding Corporation’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

All periodic and current reports and other filings that we are required to file with the SEC are available free of charge from the SEC’s website (http://www.sec.gov) or through our website at http://www.ryerson.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus supplement (except for the SEC filings expressly incorporated by reference herein). Such documents are available as soon as reasonably practicable after electronic filing of the material with the SEC. Copies of these reports (excluding exhibits) may also be obtained free of charge, upon written request to: Investor Relations, Ryerson Holding Corporation, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-252568) under the Securities Act of 1933, as amended, relating to the shares of our common stock being offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which constitute part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the common stock offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus supplement regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

Incorporation by reference

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the date all shares of common stock to which this prospectus supplement relates have been sold or the offering is otherwise terminated and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 1, 2023;

•	Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K), filed on: February 27, 2023, February 28, 2023, and April 28, 2023;

•

Those portions of the definitive proxy statement for our 2023 annual meeting of stockholders, filed on March 10, 2023, incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022; and

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May  5, 2010, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2022, including any further amendment or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Ryerson Holding Corporation

227 W. Monroe St., 27th Floor

Chicago, Illinois 60606

Telephone: (312) 292-5000

You should rely only on the information incorporated by reference or provided in this prospectus supplement or any accompanying prospectus. Neither we, the selling stockholder nor the underwriter have authorized anyone else to provide you with different information. Neither we, the selling stockholder, nor the underwriter are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or any accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

RYERSON HOLDING CORPORATION

$250,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Subscription Rights

21,037,500 Shares of Common Stock Offered by the Selling Stockholders

From time to time, we may offer and sell up to $250,000,000 in aggregate total amount of any combination of the securities described in this prospectus, either individually or in combination. We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, their name and a description of their compensation will be set forth in a prospectus supplement.

This prospectus describes the general terms of our common stock, preferred stock, warrants, debt securities, units and subscription rights and the general manner in which such securities may be offered. We will describe the specific manner in which these securities will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest in the securities.

In addition, selling stockholders named in this prospectus may also offer and sell up to 21,037,500 shares of our common stock, par value $0.01 per share, from time to time. The registration of the common stock of the selling stockholders does not necessarily mean that any of the common stock will be offered or sold by the selling stockholders. For information on the selling stockholders, please see the section entitled “Selling Stockholders” beginning on page 13 of this prospectus.

The common stock may be offered from time to time by the selling stockholders in any manner described under the section entitled “Plan of Distribution” beginning on page 15 of this prospectus. The selling stockholders may sell the common stock on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of our common stock by the selling stockholders, but we will incur expenses in connection with the offering.

Our common stock currently trades on the New York Stock Exchange (the “NYSE”) under the symbol “RYI.” On January 28, 2021, the last reported sale price of our common stock on the NYSE was $12.70 per share.

Investing in the securities involves a high degree of risk. Please carefully read the section entitled “Risk Factors” beginning on page 6 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $250,000,000 of any combination of the securities described in this prospectus. In addition, under this shelf registration statement, the selling stockholders may, from time to time, offer or sell up to 21,037,500 shares of our common stock.

This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we and/or the selling stockholders offer securities under this prospectus, if required by applicable law, we will provide a prospectus supplement that will contain specific information about the terms of that offering (and, when applicable, the selling stockholders). The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.” We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If information is given or representations are made, you may not rely on that information or representation as having been authorized by us. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We are not making any representation to any purchaser regarding the legality of an investment by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the securities.

Market data used throughout this prospectus and the documents incorporated in this prospectus by reference, including information relating to our relative position in the industries in which we conduct our business, is based on the good faith estimates of our management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

(Cautionary Statements Under the Private Securities Litigation Reform Act of 1995)

This prospectus contains “forward-looking statements.” Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those anticipated or implied in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are:

•	highly cyclical fluctuations resulting from, among others, seasonality, market uncertainty, and costs of goods sold;

•	remaining competitive and maintaining market share in the highly competitive and fragmented metals distribution industry;

•	managing the costs of purchased metals relative to the price at which we sell our products during periods of rapid price escalation;

•	our substantial indebtedness and the covenants in instruments governing such indebtedness;

•	the impairment of goodwill that could result from, among other things, volatility in the markets in which we operate;

•	the failure to effectively integrate newly acquired operations;

•	the regulatory and other operational risks associated with our operations located outside of the United States;

•	the management of inventory and other costs and expenses;

•	the adequacy of our efforts to mitigate cyber security risks and threats;

•	reduced production schedules, layoffs or work stoppages by our own, our suppliers’, or our customers’ personnel;

•	certain employee retirement benefit plans are underfunded and the actual costs could exceed current estimates;

•	future funding for postretirement employee benefits may require substantial payments from current cash flow;

•	prolonged disruption of our processing centers;

•	the ability to retain and attract management and key personnel;

•	the ability of management to focus on North American and foreign operations;

•	the ability to comply with the terms of our asset-based credit facility and our indenture;

•	the incurrence of substantial costs or liabilities to comply with, or as a result of violations of, environmental laws;

•	the impact of new or pending litigation against us;

•	the risk of product liability claims;

•	our risk management strategies may result in losses;

•	currency fluctuations in the U.S. dollar versus the Canadian dollar and the Chinese renminbi;

•	customer, supplier, and competitor consolidation, bankruptcy or insolvency;

•	the ownership of a majority of our equity securities by a single investor group;

•	changes in the method of determining LIBOR or the replacement of LIBOR with an alternative reference rate; and

•	the effects of the COVID-19 pandemic.

These risks and uncertainties could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this prospectus under “Risk Factors” and the caption “Industry and Operating Trends” included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in, or incorporated by reference in, this prospectus. Moreover, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to revise or publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

SUMMARY

This summary highlights information contained or incorporated by reference elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus, including the documents incorporated by reference, carefully before making an investment decision, especially the risks discussed under “Risk Factors” and our audited financial statements and the notes to those financial statements, which are incorporated by reference in this prospectus. The summary contains forward-looking statements that involve risk and uncertainties. Our actual results may differ based on certain factors, including those set forth in “Risk Factors” and “Disclosure Regarding Forward-Looking Statements.”

This prospectus relates to, securities that we may issue and sell, and up to 21,037,500 shares of common stock that may be offered and sold from time to time by the selling stockholders named in this prospectus. We are registering the offer and sale of the shares to satisfy certain registration rights we have granted to the selling stockholders pursuant to the terms of an investors rights agreement. See “Selling Stockholders.” We will not receive any of the proceeds from the sale of such shares held by the selling stockholders hereunder. See “Use of Proceeds.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Company” and “Ryerson” refer to Ryerson Holding Corporation and its direct and indirect subsidiaries, except as expressly stated otherwise or unless the context requires otherwise, and the term “securities” refers collectively to our common stock (including the shares of common stock held by the selling stockholders), preferred stock, warrants, debt securities, units, subscription rights or any combination of the foregoing securities.

The Company

We are one of the largest value-add processors and distributors of industrial metals in North America measured in terms of sales. We have approximately 3,900 employees across 93 facilities in North America and four facilities in China. Through this network we serve approximately 40,000 customers across a wide range of manufacturing end markets. Our customers range from local, independently owned fabricators and machine shops to large, international original equipment manufacturers. We carry a full line of nearly 75,000 products in stainless steel, aluminum, carbon steel, and alloy steels and a limited line of nickel and red metals in various shapes and forms. In addition to our metals products, we offer numerous value-added processing and fabrication services, and more than 75% of the products we sell are processed to meet customer requirements.

Our business strategy includes providing a superior level of customer service and responsiveness, technical services, and inventory management solutions while maintaining low operating costs in order to maximize financial results. Our growth strategy is based on increasing our operating results through organic growth activities and strategic acquisitions.

To that end, we continue to focus on our interconnected network, systems, and to enhance our value-added services and online presence to provide increased access, functionality, and flexibility to our customers. Our service centers are strategically located near our customers, which permits us to quickly process and deliver our products and services, often within the next day of receiving an order. We own, lease, or contract a fleet of tractors and trailers, allowing us to efficiently meet our customers’ delivery demands. Our range of products together with our breadth of services allows us to service a diverse customer base and to create long-term partnerships with our customers and enhances our profitability.

We focus on strategic acquisitions that complement and enhance our product, customer, and geographic diversification. On July 2, 2018, JT Ryerson acquired Central Steel and Wire Company, a leading metal service center with locations across the Central and Eastern United States offering a wide selection of products and capabilities, with a commercial portfolio centered on bar, tube, plate, and steel products. Since our acquisition of CS&W, we have focused on improving their operating performance through efficiencies by integrating them into our operational model.

Principal Executive Offices

Our principal executive offices are located at 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606 and our telephone number is (312) 292-5000. Our website is located at http://www.ryerson.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus (except for the SEC filings expressly incorporated by reference herein), and such information should not be considered to be part of this prospectus. You should not rely on any such information in making your decision whether to purchase the securities.

RISK FACTORS

Investing in the securities involves risk. Prior to making a decision about investing in the securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of the securities could decline, and you could lose all or a part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate and working capital purposes. General corporate and working capital purposes may include the repurchase, redemption or repayment of our outstanding indebtedness, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement.

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

SECURITIES WE MAY OFFER

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the initial offering price and the net proceeds to us. Such prospectus supplement, and other offering material, relating to such offer, may also add, update or change information contained in this prospectus. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF CAPITAL STOCK

General

The following summary describes the material terms of our capital stock. However, you should refer to the actual terms of the capital stock contained in our amended and restated certificate of incorporation and applicable law. Our amended and restated certificate of incorporation provides that our authorized capital stock consists of 100 million shares of common stock, par value $0.01 per share, and 7 million shares of preferred stock, par value $0.01 per share, that are undesignated as to series.

As of January 25, 2021, there were 38,117,397 shares of our common stock, par value $0.01 per share, outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are not entitled to cumulative votes with respect to the election of directors. The holders of common stock are entitled to receive dividends as may be declared by our Board of Directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment of all debts and other liabilities, subject to the prior rights of any holders of preferred stock then outstanding. The holders of common stock have no other preemptive, subscription, redemption, sinking fund or conversion rights. All outstanding shares of our common stock are fully paid and nonassessable. The shares of common stock to be issued upon completion of the offering will also be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be negatively impacted by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of holders of common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock.

Preferred Stock

Under our amended and restated certificate of incorporation, our Board of Directors has the authority, without action by our stockholders, to designate and issue any authorized but unissued shares of preferred stock (currently up to 7 million shares) in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board determines the specific rights of the holders of preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of our common stock without further action by our stockholders. There are not any shares of preferred stock outstanding as of the date hereof.

The particular terms of any series of preferred stock will be set forth in the prospectus supplement relating to the offering. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. The terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock will also be set forth in the prospectus supplement relating to the offering. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns or, in the case of affiliates or associates of the corporation, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s voting stock.

The existence of this provision could have anti-takeover effects with respect to transactions not approved in advance by our Board of Directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock. For these purposes Platinum Equity, LLC (“Platinum”) do not constitute “interested stockholders.”

Stockholders are not entitled to cumulative voting in the election of directors. The authorization of undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control of our company. The foregoing provisions of our amended and restated certificate of incorporation and the General Corporation Law of the State of Delaware may have the effect of deterring or discouraging hostile takeovers or delaying changes in control of our company.

Charter and Bylaws Anti-Takeover Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws each provide that on and following the date that Platinum no longer beneficially owns a majority of the voting power of all of our capital stock, any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of the stockholders may only be taken at such annual or special meeting, and not by written consent without a meeting, if it is properly brought before such annual or special meeting.

Our amended and restated certificate of incorporation provides that our Board of Directors will be divided into three classes of directors, with the number of directors in each class to be as nearly equal as possible. Our classified board staggers terms of the three classes and, following our IPO, was implemented through one, two and three-year terms for the initial three classes, followed in each case by full three-year terms. With a classified board, only one-third of the members of our Board of Directors are elected each year. This classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board of Directors. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our Board of Directors, but must consist of not less than three directors. This provision prevents stockholders from circumventing the provisions of our classified board.

Our amended and restated certificate of incorporation provides that, on and following the date that Platinum no longer beneficially owns a majority of the voting power of all of our capital stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of our issued and outstanding capital stock, voting together as a single class, is required for the following:

•	alteration, amendment or repeal of the staggered Board of Directors provisions in our amended and restated certificate of incorporation; and

•

alteration, amendment or repeal of certain provisions of our amended and restated bylaws, including the provisions relating to our stockholders’ ability to call special meetings, notice provisions for stockholder business to be conducted at an annual meeting, requests for stockholder lists and corporate records, nomination and removal of directors and filling of vacancies on our Board of Directors.

Our amended and restated certificate of incorporation provides for the issuance by the Board of Directors of up to 7 million shares of preferred stock, with voting power, designations, preferences and other special rights. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of holders of common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock. Preferred stockholders could also make it more difficult for a third party to acquire our company. No shares of preferred stock are outstanding and we currently have no plans to issue any shares of preferred stock.

Our amended and restated bylaws establish an advance notice procedure for stockholders to bring matters before special stockholder meetings, including proposed nominations of persons for election to our Board of Directors. These procedures specify the information stockholders must include in their notice and the timeframe in which they must give us notice. At a special stockholder meeting, stockholders may only consider nominations or proposals specified in the notice of meeting. A special stockholder meeting for any purpose may only be called by our Board of Directors, our Chairman, our Chief Executive Officer or, prior to the date that Platinum no longer beneficially owns a majority of the voting power of all of our capital stock, the holders of a majority of the voting power of our then outstanding voting stock.

Our amended and restated bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a meeting. However, our amended and restated bylaws may have the effect of precluding the conduct of that item of business at a meeting if the proper procedures are not followed. These provisions may discourage or deter a potential third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

The foregoing provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the General Corporation Law of the State of Delaware may have the effect of deterring or discouraging hostile takeovers or delaying changes in control of the company.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and bylaws limit our directors’ and officers’ liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors and officers are not liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

•	for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the General Corporation Law of the State of Delaware; or

•	for any transaction from which a director or officer derives an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation will generally not limit liability under state or federal securities laws.

Delaware law and our amended and restated certificate of incorporation and bylaws provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney’s fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. In addition, Ryerson is party to certain indemnification agreements pursuant to which it has agreed to indemnify the employees who are party thereto.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “RYI.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under an applicable prospectus supplement may differ from the terms described below as set forth therein. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be direct obligations of the Company and will be either senior or subordinated debt securities and may be either secured or unsecured. We will issue the debt securities under an indenture that we will enter into with a trustee named in the indenture. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Ryerson Holding Corporation and not to its subsidiaries.

General

We may issue debt securities in one or more series. An officer’s certificate or supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of a series of debt securities that we may issue;

•	the date or dates on which the debt securities will mature and the amounts to be paid upon maturity of the debt securities;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

•	the place or places where principal of, premium, if any, and interest, if any, will be payable;

•	any provisions regarding our right to redeem or repurchase debt securities or of holders to require us to redeem or repurchase debt securities;

•	whether the debt securities are senior or subordinated debt securities, and if subordinated, the terms of such subordination;

•

the right, if any, of holders of the debt securities to convert them into common stock or other securities of the Company, including any contingent conversion provisions and any provisions intended to prevent dilution of those conversion rights;

•

any provisions by which the Company will be required or permitted to make payments to a sinking fund that will be used to redeem debt securities or a purchase fund that will be used to purchase debt securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	any special or modified events of default or covenants with respect to the debt securities;

•

whether the debt securities of the series are to be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security or global securities, and the terms and conditions, if any, upon which interests in such global security or global securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of persons other than such depositary or a nominee or nominees thereof;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The indenture will not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or other indentures, may contain provisions of that type.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each series of debt securities will include:

•	our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

•	our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

•	our default for 90 days after notice or a different period specified in a supplemental indenture, which may be no period, in the observance or performance of any other covenants in the indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures or officer’s certificates relating to particular series of debt securities may include other events of default.

Each debt security and, if applicable, each supplemental indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

The indenture will provide that, if any event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be rescinded and past defaults may be waived by the holders of a majority in aggregate principal amount of the series of debt securities then outstanding.

The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations to be specified in the Indenture.

A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture or Other Indentures

We and the trustee under the indenture may:

•

without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities or amend, modify or supplement the indenture, or any supplemental indenture, to make any change that does not materially adversely affect the rights of any holder of debt securities, provided that any amendment, modification or supplement that conforms the indenture or any supplemental indenture, as applied to any series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which such debt securities were initially sold shall be deemed not to adversely affect the rights of Holders;

•

with the consent of the holders of not less than a majority in principal amount of the debt securities that are outstanding under such indenture, modify the indenture or the rights of the holders of the debt securities generally; and

•

with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

However, we may not:

•

extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, without the consent of each holder of debt securities who will be affected; or

•

reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

The indenture will provide that we may not consolidate with or merge into any other entity, or transfer or lease all or substantially all of our properties and assets to another person, unless (1) the Company is the surviving person or the entity formed by the consolidation or into which we are merged, or that acquires or leases all or substantially all of our properties and assets, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default with respect to that series of debt securities, and no event that would become an event of default, will have occurred and be continuing.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our properties or assets and may otherwise be modified in the applicable supplemental indenture.

Concerning the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with regard to that series or of exercising any trust or power conferred on the trustee with regard to the securities of that series. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill in their exercise, as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security satisfactory to the trustee.

Governing Law

Each of the indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement and unit certificate relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may elect to offer subscription rights from time to time. The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general terms and provisions of the subscription rights that we may offer under this prospectus. While the terms summarized below will apply generally to any subscription rights that we may offer, we will describe the particular terms of any subscription rights offered in more detail in the applicable prospectus supplement that you should read. The terms of any subscription rights offered under an applicable prospectus supplement may differ from the terms described below as set forth therein. You should read any prospectus supplement that we may authorize to be provided to you related to the subscription rights being offered.

General

We may issue subscription rights to purchase common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities or units. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:

•	the title of the subscription rights;

•	the securities for which the subscription rights will be exercisable;

•	the exercise price for the subscription rights;

•	the number of the subscription rights issuable to each stockholder;

•	the extent to which the subscription rights will be transferable;

•	the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

•	the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, preferred stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or preferred stock, warrants, debts securities or units purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

SELLING STOCKHOLDERS

In addition to providing a general description of securities we may offer, this prospectus also relates to the possible sale by RYPS, LLC (“RYPS”), an affiliate of Platinum, or its affiliates, who we refer to in this prospectus as “selling stockholders,” of up to an aggregate maximum amount of 21,037,500 shares of our common stock that were issued and outstanding prior to the original filing date of the registration statement of which this prospectus forms a part. We are registering the common stock of the selling stockholders in response to a request from RYPS to include such common stock in this registration statement pursuant to an investors rights agreement (the “Investor Rights Agreement”) entered into in connection with the initial public offering of our common stock completed on August 13, 2014 (the “IPO”). We are registering all of this common stock in order to permit the selling stockholders to offer the common stock for sale from time to time.

The following table sets forth the name of each selling stockholder, the number of shares of common stock owned by or attributable to such selling stockholder immediately prior to this registration (which includes the shares offered by this prospectus and which was prepared based on information supplied to us by the selling stockholders as of January 25, 2021), the number of shares of common stock offered hereby and registered by the registration statement of which this prospectus is a part and the number of shares of common stock to be owned by each selling stockholder after the maximum number of shares being offered hereby are sold, which assumes that all shares of common stock covered by this prospectus will be sold by the selling stockholders and that no additional shares of common stock of the Company are subsequently bought or sold by the selling stockholders. However, because the selling stockholders may offer from time to time all, some or none of their shares of common stock under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares of common stock that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of the sales. In addition, we do not know how long the selling stockholders will hold their shares before selling them.

In the table below, the percentage of shares beneficially owned is based on 38,117,397 shares of common stock outstanding as of January 25, 2021, determined in accordance with Rule 13d-3 under the Exchange Act.

	Ownership Prior to the Registration		Shares of Common Stock Covered by this Registration Statement	Ownership After the Covered Shares are Sold
Name	Number of Shares	Percent		Number of Shares	Percent
RYPS	21,037,500	55.191%	21,037,500	0	0%

Material Relationships

The Investor Rights Agreement provides for, among other things, demand, piggyback and Form S-3 registration rights and board nomination rights. The Investor Rights Agreement provides that Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-PF, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners II, L.P., Platinum Equity Capital Partners-PF II, L.P., Platinum Equity Capital Partners-A II, L.P. and Platinum Rhombus Principals, LLC and their permitted transferees, including RYPS (the “Platinum Parties”), may make written demands of us to require us to register the shares of our common stock owned by the Platinum Parties; provided, however that we will not be obligated to effect more than two such demand registrations. In addition, the Platinum Parties have piggyback registration rights entitling them to require us to register shares of our common stock owned by them in connection with any registration statements filed by us after the completion of the IPO, subject to certain exceptions. The Platinum Parties also have the right to request an unlimited number of registrations on Form S-3, subject to certain exceptions. The Investor Rights Agreement provides that we will indemnify the Platinum Parties against losses suffered by them in connection with any untrue or alleged untrue statement of a material fact contained in any prospectus, offering circular, or other document delivered or made available to investors (or in any related registration statement or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to us by the Platinum Parties for use therein.

The Investor Rights Agreement provides that for so long as the Platinum Parties collectively beneficially owns at least (i) 30% of the voting power of the outstanding capital stock of the Company, the Platinum Parties will have the right to nominate for election to the Board no fewer than that number of directors that would constitute a majority of the number of directors if there were no vacancies on the Board, (ii) at least 15% but less than 30% of the voting power of the outstanding capital stock of the Company, the Platinum Parties will have the right to nominate two directors (upwardly adjusted to three directors based on the current size of the Board), and (iii) at least 5% but less than 15% of the voting power of the outstanding capital stock of the Company, the Platinum Parties will have the right to nominate one director (upwardly adjusted to two directors based on the current size of the Board). The agreement also provides that if the size of the Board is increased or decreased at any time, the Platinum Parties’ nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. The Investor Rights Agreement was negotiated among management and the Platinum Parties, and we believe the Investor Rights Agreement is on arm’s length terms.

Mary Ann Sigler, Eva M. Kalawski, Jacob Kotzubei and Philip E. Norment, four current members of our board of directors, are affiliated with Platinum.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the securities separately or together:

•	through one or more underwriters or dealers;

•	through agents; and/or

•	directly to one or more purchasers.

We or the selling stockholders may distribute shares of the securities from time to time in one or more transactions:

•	at a fixed price or prices that may be changed;

•	at market prices or prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

To the extent required by applicable regulations, the related prospectus supplement will set forth the terms of each offering, including:

•	the name or names of any agents, dealers, underwriters or investors who purchase the securities;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale, if any;

•	the amount of any compensation, discounts, commissions or fees to be received by the underwriters, dealer or agents;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which such securities may be listed;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market prices of the securities.

The selling stockholders may also sell shares of our securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Direct Sales and Sales Through Agents

We or the selling stockholders may solicit directly offers to purchase the securities being offered by this prospectus. We or the selling stockholders may also designate agents to solicit offers to purchase securities from time to time. We or the selling stockholders may sell securities being offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the securities or to or through a market maker.

If we or the selling stockholders utilize a dealer in the sale of the securities being offered by this prospectus, we or the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Sales Through Underwriters or Dealers

If we or the selling stockholders utilize an underwriter in the sale of the securities being offered by this prospectus, we or the selling stockholders will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter and a description of their compensation in the prospectus supplement that the underwriter will use to make resales of shares of the securities to the public. In connection with the sale of the securities, we or the selling stockholders or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we or the selling stockholders will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may indemnify underwriters, dealers and agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we or the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of shares of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Delayed Delivery Contracts

We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these contracts.

Derivative Transactions

We or the selling stockholders may enter into derivative transactions with third parties, or sell the securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell the securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the securities pledged by us or the selling stockholders or borrowed from us or the selling stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use the securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we or the selling stockholders may otherwise loan or pledge the securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities or in connection with a concurrent offering of other securities.

General Information

Any securities offered other than common stock will be a new issue and, other than the common stock (which is listed on the NYSE), will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Our counsel, Willkie Farr & Gallagher LLP, New York, New York, will issue an opinion regarding the validity of any securities offered by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Ryerson Holding Corporation appearing in Ryerson Holding Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Ryerson Holding Corporation’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov and are also available through our website at https://ir.ryerson.com/. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on our website does not constitute part of, and is not incorporated by reference in, this prospectus (except for the SEC filings expressly incorporated by reference herein as described under “Incorporation by Reference”).

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the securities being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the securities offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the date all securities to which this prospectus relates have been sold or the offering is otherwise terminated and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020;

•

Quarterly Reports on Form 10-Q, for the fiscal quarter ended March  31, 2020, filed with the SEC on May 6, 2020, for the fiscal quarter ended June  30, 2020, filed with the SEC on July 29, 2020, and for the fiscal quarter ended September  30, 2020, filed with the SEC on October 28, 2020;

•

Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K), filed on April 22, 2020 (accepted at 06:45:50 AM EDT), May  27, 2020, July  14, 2020 (accepted at 08:46:16 AM EDT), July  15, 2020, July  22, 2020, September  30, 2020, November  9, 2020 and January 8, 2021; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 5, 2010, including any amendments or reports filed for the purpose of updating the description.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Ryerson Holding Corporation

227 W. Monroe St., 27th Floor

Chicago, Illinois 60606

Telephone: (312) 292-5000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

2,630,700 shares

Ryerson Holding Corporation

Common stock

Prospectus supplement

Sole Book-Running Manager

J.P. Morgan

May    , 2023